Exhibit 99.1

For Immediate Release

Novatel Wireless completes acquisition of DigiCore
DigiCore acquisition accelerates corporate vision to deliver comprehensive solutions to the high-growth telematics segment of the Internet of Things on a global scale
Builds on corporate strategy to increase mix of higher margin SaaS offerings; adds over 350,000 Ctrack fleet, stolen vehicle recovery, and insurance telematics subscribers
DigiCore expected to immediately contribute substantial IoT revenue and positive EBITDA to Novatel Wireless
San Diego--October 5, 2015 - Novatel Wireless (NASDAQ: MIFI) (the “Company”), a leading provider of solutions for the Internet of Things (IoT) and inventor of MiFi® technology, today announced that it has completed the acquisition of DigiCore Holdings Limited, a leading provider of advanced machine-to-machine communication and telematics solutions marketed globally under the Ctrack® brand, based in South Africa. Details of the acquisition were first announced on June 18, 2015. For more information regarding DigiCore and the acquisition, please visit the Company’s website at www.novatelwireless.com/welcomeDigiCore.
Novatel Wireless has worked closely with DigiCore since 2013 to jointly commercialize a comprehensive end-to-end global Software-as-a-Service (SaaS) platform. The acquisition will unify Novatel Wireless’ best-in-class products, software, and services with Ctrack, a best-in-class global telematics SaaS offering for vehicle tracking and fleet management solutions, stolen vehicle recovery, insurance telematics, and asset tracking and monitoring markets. This, combined with the products and integration services offered by Feeney Wireless, which was acquired by Novatel Wireless earlier this year, delivers the market’s first full-stack solution for the global transportation industry. IDC Research reports that the combination of devices, connectivity, and services will make up the majority of the IoT market by 2020 (IDC’s Worldwide Internet of Things Taxonomy, 2015).
“Having worked with the DigiCore team over the last couple of years, we were very impressed by the common ideals that we both have for delivering complete solutions for the Internet of Things on a global scale,” said Alex Mashinsky, CEO of Novatel Wireless. “As we continue to build our comprehensive stack of solutions, we are empowering our customers and organizations worldwide to simplify and expedite their IoT implementations and quickly generate ROI. This geographic expansion is a natural fit, as we drive toward expanded SaaS offerings with recurring revenue opportunity.”
“Ctrack has built a great reputation around superior service and support to establish long-term relationships with our customers over the past 30 years,” explained Nick Vlok CEO of DigiCore, provider of Ctrack. “Being part of the Novatel Wireless team will allow us to strengthen our existing solutions whilst identifying and creating new solutions that add further value to our customers’ operations. The depth of experience in this new unified team will allow us to research and develop a complete stack of meaningful and scalable solutions across the industry sectors and markets where we operate.  We look forward to exploring cross-marketing opportunities to accelerate growth in these markets, while tapping into new ones.”
Inducement Stock Options for DigiCore Employees
In connection with the acquisition of DigiCore, Novatel Wireless granted inducement stock options to certain DigiCore employees to acquire up to approximately 712,000 shares of Novatel Wireless common stock under the Company’s 2015 Incentive Compensation Plan.

The inducement stock options were made without shareholder approval in reliance upon the exception provided under NASDAQ Listing Rule 5635(c)(4) relating to awards granted in connection with the hiring of new employees, including grants to transferred employees in connection with an acquisition. The inducement awards became effective upon the closing of the acquisition. The option shares will vest over a four year period with 25% of the option shares vesting on the first anniversary of the grant date and the remaining 75% of the option shares vesting ratably on a monthly basis over the following 36 months. Each stock option will have an exercise price equal to the closing price per share of Novatel Wireless’ common stock as reported by NASDAQ on October 5, 2015, the date of the grant.
About Novatel Wireless
Novatel Wireless, Inc. (Nasdaq: MIFI) is a leader in the design and development of wireless solutions based on 3G and 4G technologies. The Company delivers Internet of Things (IoT) and Cloud SaaS services to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Mobile Hotspots, USB modems, embedded modules, Mobile Tracking Solutions and Asset Tracking Solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises worldwide. Novatel Wireless is headquartered in San Diego, California. For more information please visit www.novatelwireless.com. @MIFI
(C) 2015 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo and MiFi are trademarks or registered trademarks of Novatel Wireless, Inc. Ctrack is a registered trademark of DigiCore Holdings.
About DigiCore Holdings
DigiCore Holdings specializes in vehicle tracking, fleet management and insurance telematics for a global client base in 54 countries. With more than 30 years of innovation, technical and implementation experience, DigiCore’s Ctrack brand is recognized as a world-leading provider of advanced machine-to-machine communication and telematics solutions that adds value to this global base of customers with mobile assets.
Ctrack’s end-to-end research, design, development, manufacturing, sales and support of customized solutions for customers is serviced by a global network of staff and team members. DigiCore’s technology and electronic division designs and develops a robust range of asset management and monitoring systems using GPS satellite positioning, GSM cellular communication systems, and other advanced communication and sensory technologies.
The result is innovative and advanced machine-to-machine communication that provides Ctrack customers with 24x7x365 information and monitoring of their mobile assets that helps them to achieve operational efficiencies and cost reduction targets.
Based in Pretoria, South Africa, DigiCore’s operations span six continents, with approximately 1,000 employees.
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Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements related to the ability of Novatel Wireless to expand its addressable markets, drive growth in service revenue and broaden its customer base as a result of the acquisition of DigiCore, the revenue and EBITDA expected to be generated by DigiCore and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Novatel Wireless and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Novatel Wireless undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements also involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Novatel Wireless in general, see the risk disclosures in the Annual Report on Form 10-K of Novatel Wireless for the year ended December 31, 2014, and in other filings made with the SEC by Novatel Wireless (available at www.sec.gov).
Contacts
Investor Relations
Michael Sklansky
msklansky@nvtl.com
646-270-5855
Editorial
Anette Gaven
agaven@nvtl.com
619-993-3058